UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 13, 2009

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MONACO COACH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-14725	35-1880244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91320 Industrial Way
Coburg, Oregon 97408
 (Address of principal executive offices, including zip code)

(541) 686-8011
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 13, 2009, Monaco Coach Corporation (the “Company”) and its subsidiaries entered into a waiver and consent (the “Waiver”) with Ableco Finance LLC, a Delaware limited liability company, and certain lenders under that certain financing agreement dated November 6, 2008 (the “Term Loan Agreement”), by and among the Company and certain of its subsidiaries as borrowers, and certain other subsidiaries, as guarantors, certain financial institutions as lenders and Ableco Finance LLC,  as the collateral agent and administrative agent for the lenders.

Pursuant to the Waiver, Ableco Finance LLC and certain lenders under the Term Loan Agreement consented to and waived events of default that arose under the Term Loan Agreement by reason of (i) the Company’s failure to maintain the required minimum amount of cash and availability under the Company’s working capital loan facility for the month of December 2008 and (ii) the Company’s contemplated disposition of certain property other than as provided for in the Term Loan Agreement.  The Company has met the conditions to the effectiveness of the Waiver.

The summary description of the Waiver set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Waiver by and among the Company and certain subsidiaries, each of the lenders, and Ableco Finance LLC, as the collateral and administrative agent, dated as of January 13, 2009, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.1
Waiver and Consent, dated as of January 13, 2009, by and among Monaco Coach Corporation and its subsidiaries, certain lenders party thereto and Ableco Finance LLC., as collateral agent and administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MONACO COACH CORPORATION

Date: January 20, 2009	/s/ P. Martin Daley
P. Martin Daley Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1
Waiver and Consent, dated as of January 13, 2009, by and among Monaco Coach Corporation and its subsidiaries, certain lenders party thereto and Ableco Finance LLC., as collateral agent and administrative agent.